SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                       ---

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              99(CENT) ONLY STORES
             (Exact Name of Registrant as Specified in Its Charter)

            CALIFORNIA                               95-2411605
  (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
of Incorporation or Organization)



    4000 EAST UNION PACIFIC AVENUE
     CITY OF COMMERCE, CALIFORNIA                       90023
(Address of Principal Executive Offices)              (Zip Code)


                   99(CENT)ONLY STORES 1996 STOCK OPTION PLAN
                            (Full Title of The Plan)

                                  ERIC SCHIFFER
                         4000 EAST UNION PACIFIC AVENUE
                       CITY OF COMMERCE, CALIFORNIA 90023
                     (Name and Address of Agent For Service)

                                 (213) 980-8145
          (Telephone Number, Including Area Code, of Agent For Service)

                          Copies of communications to:
                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE

   Title Of Securities To Be       Amount To Be          Proposed Maximum             Proposed Maximum            Amount Of
           Registered             Registered (1)     Offering Price Per Share     Aggregate Offering Price     Registration Fee
----------------------------- -------------------- ---------------------------- ---------------------------- --------------------
   Common Stock, no par value     535,158 Shares            $37.89 (2)                $ 20,278,450 (2)            $  5,982
----------------------------- -------------------- ---------------------------- ---------------------------- --------------------
   Common Stock, no par value     714,842 Shares            $46.125 (3)               $ 32,972,087 (3)            $  9,727
----------------------------- -------------------- ---------------------------- ---------------------------- --------------------
                                1,250,000 Shares                                      $ 53,250,537                $ 15,709
============================= ==================== ============================ ============================ ====================

(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Company's 1996 Stock Option Plan.

(2) Based on the average exercise price for options granted prior to October 29, 1998 pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 30, 1998.

         Pursuant to General Instruction E of Form S-8 ("Registration of Additional Securities"), the Company hereby makes the following statement:

         On May 6, 1997, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration NO. 333-26575) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to 99(cent) Only Stores 1996 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.


The following exhibits are filed as part of this Registration Statement:

         5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

         23.1 Consent of Arthur Andersen LLP.

         23.2 Consent of Troop Steuber Pasich Reddick & Tobey,  LLP (included in
              Exhibit 5.1).

         24.1 Power of Attorney (set forth on page 3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California as of October 29, 1998.

                                    99(CENT) ONLY STORES
                                    (Registrant)


                                    By: /s/ ERIC SCHIFFER
                                        ----------------------------------------
                                        Eric Schiffer
                                        Senior Vice President Finance and
                                        Operations



                                POWER OF ATTORNEY

         Each person whose  signature  appears  below  constitutes  and appoints
David Gold and Eric Schiffer and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by the virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




     SIGNATURE                       TITLE                      DATE
     ---------                       -----                      ----

                          President, Chief Executive Officer
                          and Director (Principal Executive
/s/  DAVID GOLD           Officer)                            October 29, 1998
---------------------
     David Gold


                          Senior Vice President of
/s/  HOWARD GOLD          Distribution and Director           October 29, 1998
---------------------
     Howard Gold


                          Senior Vice President Finance and
                          Operations, Treasurer and Director
/s/  ERIC SCHIFFER        (Principal Financial Officer)       October 29, 1998
---------------------
     Eric Schiffer

                          Senior Vice President of Real
                          Estate and Information Systems
/s/  JEFF GOLD            and Director                        October 29, 1998
-----------------------
     Jeff Gold


/s/  ANDREW A. FARINA     Chief Financial Officer             October 29, 1998
-----------------------
     Andrew A. Farina


/s/  WILLIAM O. CHRISTY   Director                            October 29, 1998
-----------------------
     William O. Christy


/s/  MARVIN HOLEN         Director                            October 29, 1998
-----------------------
     Marvin Holen


                          Director
-----------------------
     Ben Schwartz


/s/  LAWRENCE GLASCOTT    Director                            October 29, 1998
-----------------------
     Lawrence Glascott

                                  EXHIBIT INDEX
                                                                  Sequentially
EXHIBIT NO.    DESCRIPTION                                        NUMBERED PAGE
-----------    -----------                                        -------------

     5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP regarding validity of securities.

    23.1       Consent of Arthur Andersen LLP.

    23.2 Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in Exhibit 5.1).

    24.1       Power of Attorney (set forth on page 3).